EX-99.h.2.a.

AMENDMENT

to

Transfer Agency and Service Agreement

between

Aberdeen Funds, On Behalf Of Each of The Entities,

 Individually and Not Jointly, As Listed On Schedule A (the “Funds”)

and

Boston Financial Data Services, Inc. (the “Transfer Agent”)

This Amendment is made as of this 27th day of July 2011 between the Funds and the Transfer Agent.  The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated June 3, 2011 (the “Agreement”) under which the Transfer Agent performs certain services for the Funds.  In accordance with Section 16.1 (Amendment), Section 17.2 (Additional Funds) and 17.2 (Conditions re: Additional Funds/Portfolios) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.               Schedule A.  The current Schedule A attached to the Agreement is replaced and superseded with the Schedule A attached hereto and dated July 27, 2011.

2.               All defined terms and definitions in the Agreement shall be the same in this amendment except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ABERDEEN FUNDS,		BOSTON FINANCIAL DATA
ON BEHALF OF EACH OF THE ENTITIES,		SERVICES, INC.
INDIVIDUALLY AND NOT JOINTLY,
AS LISTED ON SCHEDULE A

By:	/s/ Lucia Sitar	By:	/s/ Richard J. Ahl

Name:	Lucia Sitar	Name:	Richard J. Ahl

Title:	Vice President	Title:	Senior Vice President.
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Dated: July 27, 2011

Fund	Jurisdiction and Type of Entity

Aberdeen China Opportunities Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Fund	Series of Delaware statutory trust
Aberdeen Global Financial Services Fund	Series of Delaware statutory trust
Aberdeen Natural Resources Fund	Series of Delaware statutory trust
Aberdeen International Equity Fund	Series of Delaware statutory trust
Aberdeen Optimal Allocations Fund: Defensive	Series of Delaware statutory trust
Aberdeen Optimal Allocations Fund: Growth	Series of Delaware statutory trust
Aberdeen Optimal Allocations Fund: Moderate	Series of Delaware statutory trust
Aberdeen Optimal Allocations Fund: Moderate Growth	Series of Delaware statutory trust
Aberdeen Optimal Allocations Fund: Specialty	Series of Delaware statutory trust
Aberdeen Small Cap Fund	Series of Delaware statutory trust
Aberdeen Tax-Free Income Fund	Series of Delaware statutory trust
Aberdeen U.S. Equity Fund	Series of Delaware statutory trust
Aberdeen Equity Long Short Fund	Series of Delaware statutory trust
Aberdeen Global Equity Fund	Series of Delaware statutory trust
Aberdeen Core Income Fund	Series of Delaware statutory trust
Aberdeen Core Plus Income Fund	Series of Delaware statutory trust
Aberdeen International Equity Institutional Fund	Series of Delaware statutory trust
Aberdeen Global Fixed Income Fund	Series of Delaware statutory trust
Aberdeen Global Small Cap Fund	Series of Delaware statutory trust
Aberdeen Asia Bond Institutional Fund	Series of Delaware statutory trust
Aberdeen Asia-Pacific (Ex-Japan) Equity Institutional Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Institutional Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Local Currency Fund	Series of Delaware statutory trust
Aberdeen Global High Yield Bond Fund	Series of Delaware statutory trust
Aberdeen Ultra-Short Duration Bond Fund	Series of Delaware statutory trust
Aberdeen Asia-Pacific Smaller Companies Fund	Series of Delaware statutory trust
Aberdeen U.S. Equity I Fund	Series of Delaware statutory trust
Aberdeen U.S. Equity II Fund	Series of Delaware statutory trust

ABERDEEN FUNDS,		BOSTON FINANCIAL DATA
ON BEHALF OF EACH OF THE ENTITIES,		SERVICES, INC.
INDIVIDUALLY AND NOT JOINTLY,
AS LISTED ON SCHEDULE A

By:	/s/ Lucia Sitar	By:	/s/ Richard J. Ahl

Name:	Lucia Sitar	Name:	Richard J. Ahl.

Title:	Vice President	Title:	Senior Vice President.
As an Authorized Officer on behalf of each of the
Funds indicated on Schedule A